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                                                                    EXHIBIT 99.1

                             SIMMONS COMPANY DELAYS
                             INITIAL PUBLIC OFFERING

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ATLANTA, July 19, 2004 - Simmons Company, formerly known as THL Bedding Holding
Company, a manufacturer of premium branded bedding products, today announced that it is delaying its proposed initial public offering of its common stock due to uncertain market conditions. The Company, in conjunction with its investors and advisors, will continue to evaluate market conditions and may proceed at a later date.

A registration statement was filed with the U.S. Securities and Exchange Commission related to the offering in early June but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release is not an offer to sell or a solicitation of an offer to buy, and there will not be any sale of these securities in any jurisdiction if such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Atlanta-based Simmons Company is one of the world's largest mattress manufacturers, manufacturing and marketing a broad range of products including Beautyrest(R), BackCare(R), BackCare Kids(R), Olympic(R) Queen, Deep Sleep(R) and sang(TM). The Company operates 18 plants across the United States and Puerto Rico. Simmons is committed to helping consumers attain a higher quality of sleep and supports its mission through a Better Sleep Through Science(R) philosophy, which includes developing superior mattresses and promoting a sound, smart sleep routine. For more information, consumers and customers can visit the Company's website at www.simmons.com.

SAFE HARBOR STATEMENT

This press release contains forward-looking statements relating to the timing of the proposed initial public offering of common stock of Simmons Company. Actual events could differ materially as a result of many factors including market conditions, investor demand for initial public offerings, Simmons Company's business and financial performance, and general economic, business, competitive or regulatory conditions.


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